Monaker Group, Inc. 8-K

Exhibit 99.1

Monaker Group Appoints Travel Industry Pioneer, Alexandra Zubko, to Board of Directors

WESTON, FL – October 30, 2019 – Monaker Group, Inc. (NASDAQ: MKGI), a technology leader in the travel and vacation rental markets, has appointed Alexandra Zubko to its board of directors. The appointment brings the total number of directors on the board to eight with six serving independently.

Zubko brings to Monaker 14 years of travel industry experience, with a proven track record of delivering digital innovation to the hotel industry. Zubko co-founded and served as chief customer officer and general manager of Americas at Triptease, a provider of SaaS-based digital tools designed to create a seamless booking journey for hotel guests.

Prior to Triptease, Zubko served as VP and head of global strategy at InterContinental Hotels Group. She previously served as engagement manager at McKinsey & Co. and founded TripTips, an online social networking platform for sharing travel recommendations.

“Alexandra’s passion for digital travel innovation, entrepreneurial successes, and extensive experience with SaaS companies in the travel industry makes her an exceptionally valuable addition to our board,” said Bill Kerby, CEO of Monaker Group. “We look forward to her insights and guidance as we continue to advance the development and global commercialization of our Monaker Booking Engine and expand our portfolio of integrated travel distributors.”

Earlier in her career, Zubko served as manager of corporate development at NBC Universal, and was an advisory board member of BWG Strategy, a network for senior executives across technology, media and telecom. She began her career as a financial analyst at Goldman, Sachs & Co.

“I’m excited to join the board of Monaker, with its technology that delivers innovation to the alternative lodging and vacation rental market by solving major pain points for both distributors and consumers with its instant-booking capabilities and more,” commented Zubko. “Having worked in the travel industry from many perspectives, I’m looking forward to contributing ideas to further advance the technology and enhance the customer experience for both our distribution partners and travel consumers.”

Zubko received Six Sigma certification by GE’s Crotonville Leadership Institute, and is the recipient of the IHIF Young Person Leader Award, one of the top awards in the travel industry. She holds a BA in economics from Columbia University, New York, and an MBA with an emphasis on global general management, startups and international development from Stanford University Graduate School of Business.

The Monaker Booking Engine (MBE) Application Program Interface (API) provides Monaker’s integrated travel distributors and their downstream partners with the ability to book commissionable vacation rentals within their existing reservation systems from Monaker’s global inventory of vacation rental homes, villas, chalets, apartments, condos, resort residences, and even castles. Because MBE bookings are instantly confirmed, rather than waiting hours or even days for property owners to respond, the vacation rental can also be seamlessly booked alongside air, car and other travel reservations as a complete package.

About Monaker Group

Monaker Group, Inc., is a technology-driven travel company focused on delivering innovation to the alternative lodging rental (ALR) market. The Monaker Booking Engine (MBE) provides access to more than 2.6 million instantly bookable vacation rental homes, villas, chalets, apartments, condos, resort residences, and castles. MBE offers travel distributors and agencies an industry first: a customizable, instant-booking platform for alternative lodging. For more about Monaker Group, visit www.monakergroup.com.

Important Cautions Regarding Forward Looking Statements

This release includes ''forward-looking statements'' within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, opinions, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including ''will,'' ''may,'' ''expects,'' ''projects,'' ''anticipates,'' ''plans,'' ''believes,'' ''estimate,'' ''should,'' and certain of the other foregoing statements may be deemed forward-looking statements. Although Monaker believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. All forward-looking statements are expressly qualified in their entirety by the “Risk Factors” and other cautionary statements included in Monaker’s annual, quarterly and special reports, proxy statements and other public filings with the Securities and Exchange Commission (“SEC”), including, but not limited to, the company’s Annual Report on Form 10-K for the period ended February 28, 2019 and the company's subsequently filed Quarterly Reports on Form 10-Q, which have been filed with the SEC and are available at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the company.

Company Contact:

Monaker Group, Inc.

Richard Marshall

Director of Corporate Development

Tel (954) 888-9779

rmarshall@monakergroup.com